Investor:
Amount: $                 USD

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT dated as of September ___, 2006 (the “Agreement”), between BioMetrx, Inc., a Delaware corporation (the “Company”), and ____________________, (the “Investor”).

WHEREAS, the Company is offering up to $400,000 aggregate principal amount, 10% notes due March 15, 2007 (the “Notes”), without discount, 400,000 five year warrants (the “Warrants”) to purchase shares of the Company’s common stock, $.0001 par value (“Common Stock”) and 160,000 shares of Common Stock ( the “Shares”).

WHEREAS, each $100.00 principal amount is offered together with one hundred (100) Warrants and 40 shares of our Common Stock.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, (i) the principal amount of the Notes set forth on the signature page hereto (ii) the number of Warrants determined by dividing such principal amount by $100 and multiplying by 100 and (iii) the number of Shares determined by dividing such principal amount by $100 and multiply by .40.

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and/or Section 4(6) (“Section 4(6)”) of the United States Securities Act of 1933, as amended, and/or Regulation D (“Regulation D”) and the other rules and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Certain Definitions

In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Capital Shares” shall mean the Common Stock and any shares of any other class of common stock, whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

“Closing” shall mean each closing of the purchase and sale of the Notes, Warrants, and Shares pursuant to Section 2.1.

“Closing Date” shall mean each date on which (x) all conditions to Closing have been satisfied or waived as provided in Section 2.1(b) hereof and (y) a Closing shall have occurred.

“Common Stock” shall mean the Company’s common stock, $.0001 par value per share.

“Damages” shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

“Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to the Investor that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

“Environmental Laws” shall mean foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Finders” shall mean one or more finders that are either registered broker-dealers or, if the Investor is not a U.S. Person, otherwise qualified to accept a payment for introducing the Investor to the Company.

“GAAP” shall mean United States generally accepted accounting principles as shall be in effect from time to time.

“Intellectual Property” shall mean all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar proprietary rights, information and knowledge.

“Legend” shall mean the legend set forth in Section 9.1.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under any of the Transaction Documents in any material respect.

“Notes” shall mean the Company’s 10% Notes due March 15, 2007, substantially in the form of Exhibit A hereto.

“Outstanding,” when used with reference to any Capital Shares, shall mean, at any date as of which the number of such Capital Shares is to be determined, all issued and outstanding Capital Shares, and shall include all such Capital Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Capital Shares; provided, however, that “Outstanding” shall not mean any such Capital Shares then directly or indirectly owned or held by or for the account of the Company.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Amount” shall mean, at any time, the unpaid principal balance of one or more Notes.

“Principal Market” shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or The Nasdaq Stock Market, the OTC Bulletin Board.

“Purchase Price” shall mean the Principal Amount of the Notes purchased.

“Registrable Securities” shall mean the Shares and the Warrant Shares until the Registration Statement has been declared effective by the SEC.

“Registration Statement” shall mean a registration statement on Form SB-2 if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Warrants and in accordance with the intended method of distribution of such securities, for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall have the meaning set forth in the recitals of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and each report, proxy statement and registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

“Section 4(2)” and “Section 4(6)” shall have the meanings set forth in the recitals of this Agreement.

“Securities” shall mean the Notes, the Warrants and the Warrant Shares, individually and collectively.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Subsidiary” shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Notes, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

“Warrants” shall mean the warrants to purchase Common Stock substantially in the form of Exhibit B to be issued to the Investor hereunder.

“Warrant Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

ARTICLE II

Purchase and Sale of Notes, Shares and Warrants

Section 2.1.    Investment.

(a)    Upon the terms and subject to the conditions set forth herein, on the Closing Dates set forth below the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the principal amount of Notes, Shares and related Warrants set forth beside the Investor’s signature below, as follows:

(i)    Concurrently with the execution and delivery of this Agreement, the Investor shall deliver the Purchase Price, in immediately available funds, to the Company. The Company shall immediately thereafter deliver to each investor an executed original Note, Warrant and Certificate representing the Shares.

(b)    Each Closing shall be subject to the satisfaction of the conditions to Closing set forth below:

(i)    The obligation of the Company hereunder to issue and sell the Note(s) and issue the Shares and Warrant(s) to the Investor at a Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(A)    The Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to the Company.

(B)    The Investor shall have delivered to the Company the Purchase Price for the Notes, Shares and Warrants being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

(C)    The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

(ii)    The obligation of the Investor hereunder to purchase the Note(s), Share(s), and Warrant(s) at the Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(A)    The Company shall have executed each of the Transaction Documents to be executed by it and delivered copies of the same to the Investor.

(B)    The Common Stock shall be authorized for quotation on a Principal Market, trading in the Common Stock shall not have been suspended by such Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing Date, and, except as set forth on the Disclosure Schedule, the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

(C)    The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Company’s Chief Executive Officer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

(D)    The Company shall have executed and delivered to the Closing Agent the Note(s) (in such denominations as the Investor shall request) being purchased by the Investor at the Closing.

(E)    The Company shall have executed and delivered to the Closing Agent the Share(s) and Warrant(s) (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

(F)    The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2 below (the “Resolutions”).

(G)    As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, for the purpose of effecting the exercise of the Warrants, 400,000 shares of Common Stock.

Section 2.2.    Reserved.

ARTICLE III

Representations and Warranties of the Investor

The Investor represents and warrants to the Company that:

Section 3.1.    Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Securities. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

Section 3.2.    Sophisticated Investor. The Investor is an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3.    Authority. This Agreement and each of the Transaction Documents that are required to be executed by the Investor have been duly authorized and validly executed and delivered by the Investor and are valid and binding agreements of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or other equitable principles of general application.

Section 3.4.    Not an Affiliate. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5.    Absence of Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor or (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (d) require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6.    Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to the Investor’s investment in the Company as the Investor has requested. The Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by the Investor.

Section 3.7.    Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.8    Acknowledgment Regarding Investor’s Purchase of Notes. The Investor acknowledges and agrees that it is acting solely in the capacity of arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Investor further acknowledges that it is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of Securities. The Investor further represents to the Company that the Investor’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Investor and its representatives.

Section 3.9    No Misrepresentation. The representations and warranties of the Investor contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Investor to the Company pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

Representations and Warranties of the Company

The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1.    Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company’s Subsidiaries are corporations duly incorporated and validly existing in good standing under the laws of the jurisdiction in which they are incorporated and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2.    Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities pursuant to their respective terms; (ii) the execution, issuance and delivery of the Transaction Documents, the Notes, the Shares and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Warrant Shares. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and/or the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).

Section 4.3.    No Pre-Emptive Rights. The Company is not a party to any agreement granting preemptive rights to any person with respect to any of its equity or debt securities.

Section 4.4.    Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) (or files periodic reports pursuant to Section 15(d)) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, a Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5.    SEC Documents. The Company is subject to the reporting requirements of the Exchange Act and has timely filed with the SEC the SEC Documents. The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected thereby) that would require the filing of, or with respect to which the Company intends to file, a current report on Form 8-K after the Closing. The Company has delivered to the Investor, by reference to the SEC Website and “EDGAR” therender, true and complete copies of the SEC Documents. The Company has not provided the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company’s past practices since the last date of such financial statements. No other information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.6 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.6.    Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investor’s representations in Article III, the Company’s sale of the Notes and its issuance of the Shares and Warrants under this Agreement does not, and the Company’s issuance of the Warrant Shares on the exercise of the Warrants will not, require registration under the Securities Act and/or any applicable state securities law, except as provided for in the Registration Rights Agreement. When issued in accordance with the terms of the Agreement and the Warrants, the Shares and the Warrant Shares, as the case may be, will be duly and validly issued, fully-paid, and nonassessable. Neither the sales of the Securities pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. None of the Securities will subject the Investor to personal liability to the Company or its creditors by reason of the Investor’s possession thereof.

Section 4.7.    No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Notes, the Shares or the Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8.    No Conflicts. The Company’s execution, delivery and performance of the Transaction Documents, the Company’s performance of its obligations under the Notes, and the Company’s consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations and the rules and regulations of the Principal Market) that may require the Company to obtain the approval of its stockholders, applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not otherwise in violation of any term of or in default under its Certificate of Incorporation or By-laws. The Company’s business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required by the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory organization, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

Section 4.9.    No Material Adverse Change. Since August 15, 2006, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR or can reasonably be expected to have occurred as the result of continuing losses. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to the Bankruptcy Code or any law generally affecting creditors’ rights nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

Section 4.10.    No Undisclosed Liabilities. No liability has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and that has not been publicly announced.

Section 4.11.    No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market; nor will the Company or any of its Subsidiaries, to the best of its ability, take any action or steps that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

Section 4.12.    Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their officers or directors in their capacities as such, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency that could result in a Material Adverse Effect.

Section 4.13.    Intellectual Property. Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights or licenses to use all Intellectual Property necessary for the conduct of its business as now being conducted. None of the Company’s or any Subsidiary’s Intellectual Property necessary to conduct its business as now conducted or as proposed to be conducted has expired or terminated, or is expected to expire or terminate within two years from the date of this Agreement. To the Company’s knowledge, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intellectual Property. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intellectual Property, and the Company has no knowledge of any basis for such claim.

Section 4.14.    Internal Controls and Procedures. The Company maintains books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.15.    Acknowledgment Regarding Investor’ Purchase of Notes. The Company acknowledges and agrees that each of the Investors is acting solely independently in the capacity of arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.16.    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17.    Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.18.    No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that in the judgment of the Company’s officers has a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that in the reasonable judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

Section 4.19.    No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

Section 4.20.    No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

Covenants of the Investor

Section 5.1.    Best Efforts. The Investor covenants with the Company that it shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 5.2.    Certain Selling Restrictions. So long as the Company is in compliance in all material respects with its obligations to the Investor under this Agreement, the Note and Warrant, the Investor agrees on its behalf and on behalf of its Affiliates (as defined in Rule 405 under the Securities Act) that it will not short sell, or engage in any short sales with respect to, any shares of Common Stock on any Principal Market where the Common Stock is then listed for trading.

ARTICLE VI

Covenants of the Company

Section 6.1.    Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2.    Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply in all material respects with the terms thereof.

Section 6.3.    Reservation of Common Stock. The Company shall at all times keep reserved and available, for the purpose of enabling the Company to issue the Warrant Shares pursuant to any or exercise of the Warrants, the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 6.4.    Listing of Common Stock. The Company shall use its best efforts to maintain the listing of the Common Stock on a Principal Market and, as soon as required by the rules of the Principal Market and any other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed, shall list the Shares and the Warrant Shares on the Principal Market and each such other exchange or system. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, that it will include in such application the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Warrant Shares to be listed on such other Principal Market as promptly as possible.

Section 6.5.    Reserved.

Section 6.6.    Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.7.    Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue its corporate existence. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.8.    Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor are entitled to receive pursuant to this Agreement and the Notes.

Section 6.9.    Issuance of Notes and Warrant Shares. To the best of the Company’s knowledge the sale of the Notes and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants shall be made in accordance with the provisions and requirements of Section 4(2), Section 4(6) or Regulation D and any applicable state securities law. The Company shall file a Form D with respect to the Notes as required under Regulation D and provide a copy thereof to the Investor promptly after such filing. The Company shall take such action as reasonably necessary to qualify the Notes for, or obtain exemption for the Notes for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 6.10.    Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder, except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Notes and the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

Section 6.11.    Use of Proceeds. The Company will use the proceeds from the sale of the Notes for general working capital purposes and in the operation of the Company’s business. None of the proceeds will be used, directly or indirectly, to make any loan to or investment in any other Person (other than financing the Company’s Subsidiaries in the ordinary course of business or in connection with an acquisition of another corporation or business or assets of another corporation or business).

Section 6.12.    Financial Information. Until all Registrable Securities may be sold without registration under the Securities Act, the Company shall send the following to each holder of Registrable Securities if not available via the Internet through EDGAR or any similar service: (i) within five (5) business days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act; and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

ARTICLE VII

Survival; Indemnification

Section 7.1.    Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2.    Indemnity by Company. To the extent permitted by law, the Company shall indemnify and hold harmless the Investor, their respective Affiliates and their respective officers, directors, partners and members (each an “Indemnified Party”), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

(i)
any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(ii)
any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(iii)
any action instituted against the Investor, or any of them, by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents.

provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), and that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a statement, omission, or violation which occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such registration by any such Investor, or controlling person thereof.

Section 7.3    Contribution. If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 7.3, no Investor shall be required, pursuant to this Section 7.3, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

Section 7.4.    Notice. Promptly after receipt by an Indemnified Party seeking indemnification pursuant to Section 7.2 or Section 7.3 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the other party of the commencement thereof; but the omission so to notify the other party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the other party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnified Party and the other party are parties, the other party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the other party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the other party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the other party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the other party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the other party, or (z) the other party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the other party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The other party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.5.    Direct Claims. In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the other party. If the other Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the other party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

ARTICLE VIII

Due Diligence Review; Non-Disclosure of Non-Public Information.

Section 8.1.    Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2.    Non-Disclosure of Non-Public Information.

(a)    The Company shall not further disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investor’ advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor. With respect to material non-public information disclosed to Investor prior to Closing under Confidentiality Agreement, Investor shall remain bound by the terms of that Confidentiality Agreement.

(b)    Nothing herein shall require the Company to disclose material non-public information to the Investor or their advisors or representatives, and the Company represents that, outside of disclosures made pursuant to written confidentiality agreements, it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IX

Legends; Transfer Agent Instructions

Section 9.1.    Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the “Legend”):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2.    No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or “stop transfer orders,” “stock transfer restrictions,” or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.3.    Investor’ Compliance. Nothing in this Article shall affect in any way the Investor’s obligations to comply with all applicable securities laws upon resale of the Common Stock including delivery of the resale prospectus to the purchaser of such securities.

Section 9.4.    Transfers without Registration. If the Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by the Investor of any Securities is not required under the Securities Act, the Company shall permit the transfer and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.5.    Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article XI will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article XI, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE X

Choice of Law; Jurisdiction

Section 10.1.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in the State of Delaware without regard to its principles of conflicts of laws.

Section 10.2.    Jurisdiction. Each of the parties consents to the jurisdiction of the United States District Court for the Southern District of New York or the state courts of the State of New York located in New York City, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

Section 10.3.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.3.

ARTICLE XI

Assignment

Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by any party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any Securities, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, the Investor’s interest in this Agreement may be assigned at any time, in whole or in part, to any other Person (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

ARTICLE XII

Notices

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:	BioMetrx, Inc. 500 North Broadway, Suite 204 Jericho, NY 11753 Attn: Mark Basile, CEO Tel: (516) 937-2828 Fax: (516) 983-4828

with a copy to: (which shall not constitute notice)	Sommer & Schneider LLP 595 Stewart Avenue, Suite 710 Garden City, NY 11530 Attention: Joel C. Schneider, Esq. Telephone: (516) 228-8181 Facsimile: (516) 228-8211

If to the Investor:	As set forth on the signature page hereto

Either party hereto may from time to time change its address or facsimile number for notices under this Article XII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Article XII.

ARTICLE XIII

Miscellaneous

Section 13.1.    Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by fewer than all of the parties, and shall be deemed to be an original instrument that shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2.    Entire Agreement. This Agreement, the other Transaction Documents, which include, but are not limited to, the Notes and the Warrants, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between and among the parties, both oral and written, relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3.    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4.    Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5.    Number and Gender. One or more Investor may be parties to this Agreement, which Investor may be natural persons or entities. All references to plural Investor shall apply equally to a single Investor if there is only one Investor, and all references to the Investor as “it” shall apply equally to a natural person.

Section 13.6.    Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the Investors holding more than a majority of the Registrable Securities and the Company shall be required to employ any other reporting entity.

Section 13.7.    Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8.    Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.

Section 13.9.    Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for the Finders, whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, each agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.10.    Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investor without their express consent. Notwithstanding the foregoing, the Company may file such information as is required by the rules and regulations of the SEC, in the reasonable opinion of the Company’s counsel.

Section 13.11.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.12.    Termination. If the initial Closing shall not have occurred on or before fifteen (15) business days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Article II above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the Closing Agent will return funds deposited by Investor in the Closing Agent’s account, promptly after Investors provide Closing agent with a copy of such notices of termination, and appropriate written instructions as to the account to which such funds should be returned.

Section 13.13.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13.14.    Remedies. The Investor and each holder of Securities shall have all rights and remedies set forth in this Agreement and the Notes and all rights and remedies that such Investor and holders have been granted at any time under any other agreement or contract and all of the rights that such Investor and holders have under any law. Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 13.15.    Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to the Notes or the Investor enforces or exercise its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

14.   REGISTRATION RIGHTS.

The Investor shall have the rights of registration set forth in this Section 14 with respect to any or all of the Shares and Warrant Shares.

14.1    Demand Registrations. If at any time after the 120-day period following the Closing hereunder, any Investors holding 25% of the Shares or Warrant Shares issued pursuant to this Agreement or the Warrant requests that the Company file a registration statement on Form SB-2, S-1, S-2, or S-3 or any successors thereto for a public offering of all or any portion of the Shares or the Warrant Shares held by such Investor, then the Company shall use its best efforts to register under the Securities Act on Form SB-2, S-1, S-2, or S-3 or any successors thereto (a “Demand Registration”), for public sale in accordance with the method of disposition specified in such notice, the number of shares of Common Stock specified in such notice; provided, however, that the Company shall have no obligation to undertake more than two Demand Registrations in any twelve month period. The initiating Investor(s) shall be entitled to request an aggregate of two (2) Demand Registrations on Form S-1. Other than as set forth above, there is no limitation on the number of registrations pursuant to this Section 14.1 that the Company is obligated to effect. The Company shall not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous Demand Registration, or within three (3) months of a previous S-3 registration or a previous registration under which the initialing Investor had piggyback rights pursuant to Section 14.2 hereof wherein the Initiating Holders were permitted to register, and sold, at least fifty percent (50%) of the shares of Common Stock requested to be included therein.

14.2    Joining Registration Statements. If at any time or times, the Company proposes to file one or more Registration Statements (except for the Registration Statement for the First Montauk Investors) on Form SB-2, S-1, S-2, S-3 or other appropriate form for the registration of its Common Stock or other equity securities under the Act for a public offering, whether or not underwritten (excluding the issuance of shares pursuant to employees' options, incentive or similar plans, or in connection with an acquisition, merger or exchange of securities which involves no distribution for cash), it shall give a Notice of Registration to the Investor and shall include in each Registration Statement referred to in such notice all such Shares and Warrant Shares with respect to which the Investor shall have delivered to the Company a Notice of Intent to Sell within 20 days after the Company has given its Notice of Registration. Such Notice of Registration shall be given not later than ten days prior to the filing of any such Registration Statement and such Registration Statement will not be filed unless the Investor has at least ten days actual notice. All expenses incurred by the Company in complying with the foregoing registration requirements (except fees and disbursements of counsel for the Investor; underwriting discounts, commissions or similar expenses to be incurred in connection with the sale of Shares and Warrant Shares to be registered for the Investor) shall be borne by the Company. The Company shall have no obligation to register any Securities under this Section 7.1 unless the Investor agrees to join in the underwriting arrangements, if any, proposed for the other securities being registered on the same terms as other similarly situated participants in the distribution, unless such underwriters decline to include the Shares and Warrant Shares therein in which event the Company may delay the delivery of prospectuses to the Investor and the Investor will agree not to sell the Shares or Warrant Shares registered for a period not in excess of 90 days from the effective date of such Registration Statement.

14.3    Notice of Intent to Sell and Notice of Registration.“Notice of Intent to Sell” shall mean a written notice signed by the Investor (i) setting forth the number of Shares which the Investor desires to have registered for sale, (ii) representing that the Investor has a present intention to sell the same, (iii) setting forth the intended method by which such sale will be effected and the names of the underwriters, if any; whose services are intended to be used to effect such sale, and (iv) agreeing to execute all consents, powers of attorneys, registration statements, and other documents required in order to permit such Registration Statement to be made effective and carry out the distribution. “Notice of Registration” shall mean a written notice signed by an officer of the Company and setting forth the approximate date on which it intends to file a Registration Statement on Form SB-2, S-1, S-2 or S-3 or other appropriate form for the registration of its Common Stock pursuant to the Act, and the approximate date on which it contemplates such Registration Statement will become effective whether the Registration Statement is being filed.

14.4    Indemnification.The obligation of the Company to register Shares and Warrant Shares for the Investor pursuant to this Agreement shall be subject to the receipt by the Company of an agreement from the Investor and each underwriter of any securities registered for the Investor, in form and substance satisfactory to the Company, indemnifying the Company against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by the Company in reliance upon and in conformity with written information furnished to the Company specifically for use in such Registration Statement by or on behalf of the Investor with respect to the Investor or any underwriter of any securities registered for the Investor. In connection with registration under the Act of securities owned by the Investor, the Company hereby agrees to indemnify the Investor and each underwriter of any securities registered for the Investor against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact in a Registration statement filed by the Company pursuant hereto, or the omission or alleged omission to state in such Registration Statement any material fact required to be stated therein or necessary in order to make the statement therein not misleading, other than any such statement included in, or omission from, such Registration Statement by the Company in reliance upon and in conformity with written information furnished to the Company, specifically for use therein by or on behalf of the Investor with respect to the Investor or by any underwriter of the securities included therein and to join in an underwriting agreement having usual and customary terms, including customary representations, warranties and agreements (in addition to the indemnification agreements provided by this Section 14.4).

14.5     Certain Terms and Conditions.The following provisions shall be applicable to all registration rights granted in this Section 14:

(a)
the Company shall have the right to require the Investor, as a condition to the Investor exercising its rights under 14.2 to make offerings in the same manner as other shares registered therein for sale by the Company by way of a firm underwriting;

(b)
in the event that the Investor was afforded an opportunity to join in a Registration Statement under Section 14.2 (pursuant to which sales were consummated), and either declined to join therein or included securities therein, then the Investor may not request to be included in a Registration Statement under Section 14.1 for a period of six (6) months after the Investor received the Notice of Registration with respect to the Registration Statement in which the Investor participated or declined to participate;

(c)
the Company shall not be required to maintain any Registration Statement under Section 14.2 in effect for a period of more than nine months; provided, however, that this period shall be extended at the request of the Investor;

(d)
the Company need not include Shares or Warrant Shares owned by the Investor in any Registration Statement provided for under Section 14.2 if in the opinion of counsel for the Company satisfactory to counsel for the Investor, registration of such Shares under the Act is not necessary for the Investor to dispose of such Shares and/or Warrant Shares in a public offering and distribution in the open market in compliance with the Act; provided, in such case the opinion of such counsel shall be in writing addressed to the Investor and shall be rendered within twenty (20) days after the Notice of Intent to Sell is received by the Company; and

(e)	the Company shall have the right to delay the effective date or withdraw any Registration Statement it files.

14.6     Rule 144 and Other Exemption Requirements. The Company agrees to:

(a)	make and keep available adequate current public information with respect to the Company, as those terms are understood and defined in Rule 144 under the Act;

(b)	file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the “Exchange Act”);

(c)
furnish to Investor, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration; and

(d)
the Company will transfer the Shares and Warrant Shares at the request of Investor provided it receives an opinion of counsel, reasonably acceptable to the Company, that such transfer would not violate the Act or applicable state securities laws and will remove the restrictive legend from the certificate for the shares at the request of Investor provided it receives an opinion of counsel reasonably satisfactory to the Company that the presence of such legend is not required to assure compliance with the Act or applicable state securities laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BioMetrx, Inc.

By:
Name: Title:

Closing Date:

Investor:

By:
Name: ___________________________________________

Jurisdiction of Incorporation
or Residence: _________________________

Principal Amount of Notes
Purchased: _________

Number of Warrants: ________

Number of Shares: ________

Purchase Price (principal amount of
Notes Purchased): $_______
Address of Investor: Facsimile: ________________________ E-Mail Address:____________________

Exhibits:

Exhibit A - Note
Exhibit B - Warrant